Exhibit 10(a)(viii)

H. J. Heinz Company 2000 Stock Option Plan
(as amended and restated effective August 13, 2008)
1. DEFINITIONS.
The terms defined in this Section 1 shall, for all purposes of this Plan, have the meanings herein specified:
(a) “Board of Directors” shall mean not less than a quorum of the whole Board of Directors of the Company.
(b) “Cause” shall mean an act of dishonesty, moral turpitude or an intentional or gross negligent act detrimental to the best interests of the Company or a Subsidiary; provided, that, if an Optionee is a party to a Severance Protection Agreement with the Company, and such Optionee’s employment with the Company is terminated in a manner such that the Optionee is entitled to any payments or benefits (including accrued payments or benefits) under the terms of the Severance Protection Agreement, then “Cause” for purposes of this Plan shall have the meaning set forth in such Severance Protection Agreement.
(c) “Change in Control” shall mean any of the following events:
(1) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary, (ii) the Company or any Subsidiary, or (iii) any Person in connection with a transaction described in paragraph (3) below.
(2) The individuals who, as of the Effective Date, are members of the Board of Directors (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board of Directors; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Consent” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

(3) A merger, consolidation or reorganization involving the Company or a subsidiary of the Company, unless
(i) the Voting Securities of the Company, immediately before such merger, consolidation or reorganization, continue immediately following such merger, consolidation or reorganization to represent, either by remaining outstanding or by being converted into voting securities of the surviving corporation resulting from such merger, consolidation or reorganization or its parent (the “Surviving Corporation”), at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the Surviving Corporation;
(ii) the individuals who were members of the Incumbent Board immediately before the execution of the agreement providing for such merger, consolidation or reorganization constitute more than one-half of the members of the board of directors of the Surviving Corporation; and
(iii) no person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately before such merger, consolidation or reorganization had Beneficial Ownership of fifteen percent (15%) or more of the then outstanding Voting Securities) has Beneficial Ownership of fifteen percent (15%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities.
(4) A complete liquidation or dissolution of the Company; or
(5) Approval by stockholders of the Company of an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any additional voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.
(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.
(e) “Committee” shall mean the Management Development and Compensation Committee of the Board of Directors described in Section 4 hereof.

(f) “Common Stock” shall mean the Company’s presently authorized Common Stock, par value $.25 per share, except as this definition may be modified as provided in Section 10 hereof.
(g) “Company” shall mean H. J. Heinz Company, a Pennsylvania corporation.
(h) “Effective Date” shall mean September 12, 2000.
(i) “Employee” or “Employees” shall mean key persons (including directors and officers) employed by the Company, or a Subsidiary thereof, on a full-time basis and who are compensated for such employment by a regular salary.
(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(k) “Fair Market Value” shall mean the closing sale price of the Common Stock on the New York Stock Exchange—Composite Tape on the date an Option is granted (or, for purposes of determining the value of shares of Common Stock used in payment of the Option Price as provided in Section 8(C)(4), the date of exercise) or, if there are no sales on such dates, at the opening price on the following day on which there are sales.
(l) “Good Reason” shall mean the occurrence after a Change in Control of any of the events or conditions described in the following subsections (l) through (5):
(1) a change in the Optionee’s title, position, duties or responsibilities (including reporting responsibilities) which represents an adverse change from the Optionee’s title, position, duties or responsibilities as in effect at any time within 90 days preceding the date of the Change in Control or at any time thereafter; or any removal of the Optionee from or failure to reappoint or reelect him or her to any one of such offices or positions, except in connection with a disability termination (as described in Section 8(D)(2) of the Plan) or a termination of the Optionee’s employment for Cause, as a result of the Optionee’s death or by the Optionee other than for Good Reason;
(2) a reduction in the Optionee’s base salary or any failure to pay the Optionee any compensation or benefits to which the Optionee is entitled within five days after the date due;
(3) the Optionee being required by the Company to perform the Optionee’s regular duties at any place outside a 30-mile radius from the place where the Optionee’s regular duties were performed immediately before the Change in Control, except for reasonably required travel on the Company’s business which is not materially greater than such travel requirements in effect immediately before the Change in Control;
(4) the failure by the Company to provide the Optionee with compensation and benefits, in the aggregate, at least equal (in opportunities) to those provided for under the compensation and employee benefit plans, programs, and practices in which the Optionee was participating at any time within 90 days preceding the date of a Change in Control or at any time thereafter; or

(5) for any Optionee who is a party to a Severance Protection Agreement with the Company, any additional event or condition that constitutes “Good Reason” under such Severance Protection Agreement.
Any event or condition described in subsections 1 through 5, above, which occurs before a Change in Control but which the Participant reasonably demonstrates (a) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control or (b) otherwise arose in connection with, or in anticipation of, a Change in Control which actually occurs, shall constitute Good Reason for purposes of this Plan notwithstanding that it occurred before the Change in Control.
(m) “Incentive Option” shall mean an Option which is an “incentive stock option” as defined in Code Section 422.
(n) “Non-Statutory Option” shall mean an Option which does not qualify as an Incentive Option as defined above.
(o) “Option” shall mean an Incentive Option or a Non-Statutory Option granted by the Company pursuant to the Plan to purchase shares of Common Stock.
(p) “Optionee” shall mean a person who accepts an Option granted under the Plan.
(q) “Option Price” shall mean the price to be paid for the shares of Common Stock being purchased pursuant to a Stock Option Grant.
(r) “Option Period” shall mean the period from the date of grant of an Option to the date after which such Option may no longer be exercised. Nothing in this Plan shall be construed to extend the termination date of the Option Period beyond the date set forth in the Stock Option Agreement. No Option shall be exercisable after the expiration of ten years from the date the Option is granted.
(s) “Plan” shall mean the H. J. Heinz Company 2000 Stock Option Plan.
(t) “Stock Option Grant” shall mean the written notification or agreement confirming the Option and setting forth the terms and conditions upon which it may be exercised.
(u) “Subsidiary” shall mean any corporation in which the Company owns, directly or indirectly through Subsidiaries, at least 50% of the total combined voting power of all classes of stock.
(v) “Successor” shall have the meaning set forth in Section 8(D)(4) hereof.
2. PURPOSES.
The purposes of the Plan are to promote the growth and profitability of the Company by enabling it to attract and retain the best available personnel for positions of substantial responsibility, to provide key Employees with an opportunity for investment in the Company’s Common Stock and to give them an additional incentive to increase their efforts on behalf of the Company and its Subsidiaries.

3. TERM OF THE PLAN.
Options may be granted under the Plan only within the ten-year period beginning on the Effective Date.
4. ADMINISTRATION.
The Plan shall be administered by a Management Development and Compensation Committee of not less than three directors of the Company (“Committee”) appointed by the Board of Directors. No person shall be eligible or continue to serve as a member of such Committee unless such person is an “outside director” within the meaning of Code Section 162(m). No person shall be eligible for the grant of an Option under this Plan while serving as a member of such Committee. Members of the Committee shall serve at the pleasure of the Board of Directors. Vacancies occurring in the membership of the Committee shall be filled by appointment by the Board of Directors. No member of the Committee, while serving as such, shall be eligible to receive any Option hereunder, although membership on the Committee shall not affect or impair any such member’s rights under any Option granted to him at a time when he was not a member of the Committee.
The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum thereof and the acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee.
5. ELIGIBILITY
Subject to the provisions of the Plan, the Committee shall determine and designate from time to time those key Employees of the Company or its Subsidiaries to whom Options are to be granted and the number of shares of Common Stock covered by such grants. In determining the eligibility of an Employee to receive an Option, as well as in determining the number of shares covered by such Option, the Committee shall consider the position and responsibilities of the Employee being considered, the nature and value to the Company or a Subsidiary of the Employee’s services and accomplishments, the Employee’s present and potential contribution to the success of the Company or its Subsidiaries, and such other factors as the Committee may deem relevant.
No Option may be granted to an individual who, immediately after such grant, “owns” (as defined in Code Sections 422 and 424) stock possessing more than 10% of the total combined voting power or value of all classes of stock of the corporation then employing such individual or of a parent or subsidiary corporation of such employer corporation.
More than one Option may be granted to an individual. The maximum number of shares, however, which may be granted under this Plan to any individual as Options shall not exceed 10% of the maximum number of shares available under the Plan, subject to adjustment in accordance with Section 10 hereof.

The aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time during any calendar year by an Employee under all plans of the Company and its Subsidiaries shall not exceed the greater of $100,000 or such sum as may from time to time be permitted under Code Section 422.
6. NUMBER OF SHARES AVAILABLE.
Subject to adjustment as provided in Section 10 hereof, the aggregate number of shares of Common Stock that may be granted as Options is 15,000,000. The Common Stock to be offered under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company and presently or hereafter held as treasury shares. If any shares as to which an Option granted under the Plan shall remain unexercised at the expiration thereof or shall be terminated unexercised, such shares may be available for further grants under the Plan.
7. TYPES OF OPTIONS.
The Committee shall have full and complete authority, in its discretion, subject to the provisions of the Plan, to grant Options containing such terms and conditions as shall be requisite, in the judgment of the Committee, to constitute both Incentive Options and Non-Statutory Options. Non-Statutory Options shall be identified as such in the Stock Option Grant.
8. TERMS OF OPTIONS.
The grant of each Option shall be in writing confirmed by a Stock Option Grant (in the form prescribed by the Committee).
(A) Option Price.
At the time an Option is granted the Committee shall determine the Option Price which shall be not less than 100% of the Fair Market Value of the Company’s Common Stock on the date of grant. Except for adjustments as provided in Section 10 hereof, the Option Price for any outstanding Option may not be decreased after the date of grant nor may any outstanding Option be surrendered to the Company as consideration for the grant of a new Option with a lower price.
(B) Option Periods.
The term of each Option granted under this Plan shall be for such period as the Committee shall determine, but not more than ten years from the date of grant thereof, subject to earlier termination as hereinafter provided in paragraph (D) of this Section 8.

(C) Exercise of Options.
Each Option granted under this Plan may be exercised to the extent exercisable, in whole or in part at any time during the Option Period, for such number of shares as shall be prescribed by the provisions of the Stock Option Agreement evidencing such Option, provided that:
(1) An Option may be exercised (a) during the continuance of the Optionee’s employment by the Company or a Subsidiary in accordance with the provisions of paragraph (E) of this Section 8, or (b) after termination of the Optionee’s employment by the Company or a Subsidiary in accordance with the provisions of paragraph (D) of this Section 8.
(2) With respect to any Option granted on or prior to May 16, 2005, all Options shall become exercisable upon the occurrence of a Change in Control whether or not such Options are otherwise then exercisable under the provisions of the applicable agreements relating thereto. With respect to any Option granted on or after May 17, 2005, unless otherwise provided in any Stock Option Agreement, each Option shall become immediately vested and exercisable as to 100% of the shares of Common Stock subject to the Option upon (i) the occurrence of a Change in Control if such Option is not assumed, substituted or replaced by a Surviving Corporation or other successor to the business of the Company with an award of equivalent value, or (ii) if clause (i) does not apply, the termination of an Optionee’s employment with or services for the Company within 24 months following a Change in Control if such termination is (a) by the Company for reasons other than Cause or (b) by the Optionee for Good Reason, but, in either case of clause (i) or (ii), only to the extent the Option has not otherwise been terminated and canceled or become exercisable as of such date.
(3) An Option may be exercised by the Optionee or a Successor only by written notice (in the form prescribed by the Committee) to the Company specifying the number of shares to be purchased.
(4) The aggregate Option Price of the shares as to which an Option may be exercised shall be, in the discretion of the Committee and consistent with the provisions of Section 16:
(a) paid in U.S. funds by any one or any combination of the following: cash, (including check, draft or wire transfer made payable to the order of the Company), or delivery of Common Stock certificates endorsed in blank or accompanied by executed stock powers with signatures guaranteed by a national bank or trust company or a member of a national securities exchange evidencing shares of Common Stock, whose value shall be deemed to be the Fair Market Value on the date of exercise of such Common Stock; or
(b) deemed to be paid in full provided the notice of the exercise of an Option is accompanied by a copy of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds sufficient to cover the Option Price; or
(c) paid by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Optionee to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; and further provided that shares of Common Stock will no longer be subject to an Option and such Option will no longer be exercisable thereafter to the extent of (i) the shares used to pay the exercise price pursuant to a “net exercise,” (ii) the shares delivered to the Optionee as a result of such exercise, and (iii) any shares withheld to satisfy tax withholding obligations; or
(d) paid upon such terms and conditions, including provision for securing the payment of the same, as the Committee, in its discretion, shall provide.
Payment of the Option Price with certificates evidencing shares of Common Stock as provided above shall not increase the number of shares available for the grant of Options under the Plan.
(D) Termination of Employment.
The effect of termination of an Optionee’s employment with the Company or a Subsidiary shall be as follows:
(1) Involuntary Termination. If the employment of an Optionee is terminated involuntarily without Cause by the Company or a Subsidiary, any outstanding Options held by such Optionee may be exercised at any time prior to the expiration date of such Options or within three months after the date of such involuntary termination, whichever is the shorter period; provided, however, that such Options were exercisable on the date of such termination under the provisions of the Plan and the applicable agreements relating thereto, or the Committee specifically waives the restrictions relating to exercisability, if any, contained in the Plan and such agreements.
(2) Disability Termination. If (i) an Optionee is a party to a Severance Protection Agreement with the Company, and such Participant’s employment with the Company is terminated in a manner such that the Participant is entitled to payments or benefits under the Severance Protection Agreement due to a termination due to “Disability” within the meaning of such Severance Protection Agreement or (ii) in all other cases, the employment of an Optionee is terminated by the Company or a Subsidiary because, in the opinion of the Committee, the Optionee has become physically incapacitated, any outstanding Options held by such Optionee may be exercised at any time prior to the expiration date of such Options; whether or not such Options were exercisable on the date of such termination under the provisions of the applicable agreements relating thereto. For the purposes of this Plan, the question whether the termination of employment shall be considered a disability termination caused by physical incapacity shall be determined in each case by the Committee and such determination by the Committee shall be final.
(3) Retirement. If an Optionee’s employment terminates as the result of retirement of the Optionee under any retirement plan of the Company or a Subsidiary, the Optionee may exercise any outstanding Option at any time prior to the expiration date of the Option, provided, however, that such Options were exercisable on the date of such termination under the provisions of the applicable agreements relating thereto, or the Committee specifically waives the restrictions relating to exercisability, if any, contained in such agreements.

(4) Death.
(a) If an Optionee shall die, the Optionee’s Options may be exercised by the person or persons entitled to do so under a beneficiary designation in accordance with paragraph (E) of this Section 8 or, if none, under the Optionee’s will or, if the Optionee shall have failed to designate a beneficiary or make testamentary disposition of such Options or shall have died intestate, by the Optionee’s legal representative or representatives (such person, persons, representative, or representatives are referred to herein as the “Successor” of an Optionee).
(b) If an Optionee shall die while the Optionee is an Employee, the Successor may exercise the Optionee’s Options at any time prior to the expiration date of such Options; whether or not such Options were exercisable on the date of the Optionee’s death under the provisions of the applicable agreements relating thereto.
(c) If the Optionee shall die within three months after the involuntary termination without Cause of the Optionee’s employment, the Optionee’s Options may be exercised by the Successor at any time prior to the expiration date of such Options or within one year of the date of the Optionee’s death, whichever is the shorter period, provided, however, that such Options were exercisable on the date of the Optionee’s termination of employment under the provisions of the applicable agreements relating thereto or the Committee specifically waives the restrictions relating to exercisability, if any, contained in such agreements.
(5) Other Termination. If the employment of an Optionee shall terminate for any reason other than as set forth in subparagraphs (1), (2), (3), or (4) above, his rights under any then outstanding Options shall terminate at the time of such termination of employment; provided, however, the Committee may, in its sole discretion, to the extent consistent with the provisions of Section 16, take such action as it considers appropriate to waive such automatic termination and/or the restrictions, if any, contained in the applicable agreements relating thereto.
(6) Extension of Option Exercise Periods. Notwithstanding the Option termination provisions set forth above, at the request of an Optionee or his Successor, but in the Committee’s sole discretion, the Committee may at any time prior to the termination of an Option, extend the period during which the Option may be exercised following the termination of an Optionee’s employment for any period up to the remaining Option Period for the Option.
(E) Non-Transferability.
Unless otherwise designated by the Committee to the contrary, each Option granted under the Plan shall by its terms be non-transferable by the Optionee (except by will or the laws of descent and distribution), and each Option shall be exercisable during the Optionee’s lifetime only by the Optionee, his or her guardian or legal representative or by such other means as the Committee may approve from time to time that is not inconsistent with or contrary to the provisions of either Section 16(b) of the Exchange Act or Rule 16b-3, as either may be amended from time to time, or any law, rule, regulation or other provision that may hereafter replace such Rule. An Optionee may also designate a beneficiary to exercise his or her

Options after the Optionee’s death. To the extent consistent with the provisions of Section 16, the Committee may amend outstanding Options to provide for transfer, without payment of consideration, to immediate family members of the Optionee or to trusts or partnerships for such family members.
(F) Other Terms.
Options granted pursuant to the Plan shall contain such other terms, provisions, and conditions (which need not be identical) not inconsistent herewith as shall be determined by the Committee.
9. LISTING AND REGISTRATION OF SHARES.
If at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of any of the shares subject to Options under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the purchase or issue of shares thereunder, no outstanding Options, the exercise of which would result in the purchase or issuance of shares, may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Board of Directors may require any person exercising an Option to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable law and shall have the authority to cause the Company at its expense to take any action related to the Plan which may be required in connection with such listing, registration, qualification, consent or approval.
10. ADJUSTMENTS.
To the extent consistent with the provisions of Section 16, in the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any Option outstanding under the Plan and the number of shares reserved for the grant of Options pursuant to the Plan but not yet subject to an Option shall be adjusted by adding to each such share the number of shares which would be distributable in respect thereof if such shares had been outstanding on the date fixed for determining the shareholders of the Company entitled to receive such stock dividend. To the extent consistent with the provisions of Section 16, in the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger, or consolidation, then there shall be substituted for each share of Common Stock subject to any such Option and for each share of Common Stock reserved for the grant of Options pursuant to the Plan but not yet subject to an Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall have been so changed or for which each such share shall have been exchanged. In the event there shall be any change, other than as specified above in this Section 10, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such Common Stock shall have been changed or for which it shall have been exchanged, then if the Board of Directors shall, in its sole discretion and consistent with the provisions of Section 16, determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for the grant of Options pursuant to the Plan but not yet subject to an Option and of the shares then subject to an Option or Options, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes of the Plan and each Option outstanding thereunder. In the case of any such substitution or adjustment as provided for in this Section 10, the Option Price for each share of stock or other security which shall have been substituted for each share of Common Stock covered by an outstanding Option shall be adjusted appropriately to reflect such substitution or adjustment. No adjustment or substitution provided for in this Section 10 shall require the Company to sell a fractional share of Common Stock, and the total substitution or adjustment with respect to each outstanding Option shall be limited accordingly.
Upon any adjustment made pursuant to this Section 10 the Company will, upon request, deliver to the Optionee or to the Optionee’s Successors a certificate of its Secretary setting forth the Option Price thereafter in effect and the number and kind of shares or other securities thereafter purchasable on the exercise of such Option.
11. WITHHOLDING TAXES.
The Company unilaterally or by arrangement with the Optionee shall make appropriate provision for satisfaction of withholding taxes in the case of any grant, award, exercise, or other transaction which gives rise to a withholding requirement. An Optionee or other person receiving shares issued upon exercise of a Non-Statutory Option shall be required to pay the Company or any Subsidiary in cash the amount of any taxes which the Company or Subsidiary is required to withhold.
Notwithstanding the preceding sentence and subject to such rules as the Committee may adopt, Optionees who are subject to Section 16(b) of the Exchange Act, and, if determined by the Committee, other Optionees, may satisfy the obligation, in whole or in part, by election on or before the date that the amount of tax required to be withheld is determined, to have the number of shares received upon exercise of the Non-Statutory Option reduced by a number of shares having a fair market value equal to the amount of the required withholding to be so satisfied or to surrender to the Company previously held shares of Common Stock having an equivalent fair market value.
12. INTERPRETATION, AMENDMENTS AND TERMINATION.
All actions taken by the Board of Directors pursuant to this Section 12 shall be taken only in accordance with the recommendation of the Committee, and shall be consistent with the provisions of Section 16. The Board of Directors may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. In the event of any dispute or disagreement as to the interpretation of this Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Board of Directors shall be final and binding upon all persons. The Board of Directors may amend this Plan as it shall deem advisable, except that the Board of Directors may not, without further approval of the shareholders of the Company, (a) increase the total number of shares of Common Stock which may be granted under the Plan as set forth in Section 6 hereof or the number of shares that may be received by any one individual pursuant to Section 5 hereof, (b) change the class of Employees eligible for grants under the Plan, or (c) change the rules governing Option Price set forth in Section 8(A) hereof. The Board of Directors may, in its discretion, terminate this Plan at any time. Termination of the Plan shall not affect the rights of Optionees or their Successors under any Options outstanding and not exercised in full on the date of termination.

Subject to the foregoing and the requirements of Code Section 162(m), the Board of Directors may without further action on the part of the shareholders of the Company or the consent of participants, amend the Plan, (a) to permit or facilitate qualification of Options thereafter granted under the Plan as Incentive Options, and (b) to preserve the employer deduction under Code Section 162(m).
13. FOREIGN JURISDICTIONS.
The Committee may, from time to time, adopt, amend, and terminate under the Plan, such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of laws of any foreign jurisdiction, to key employees of the Company or its subsidiaries who are subject to such laws and who receive grants under the Plan. Notwithstanding the foregoing, any action taken pursuant to this Section 13 must be consistent with the provisions of Section 16.
14. COMPLIANCE WITH CODE SECTION 162(m).
With respect to employees subject to Code Section 162(m), transactions under the Plan are intended to avoid loss of the deduction referred to in paragraph (1) of Code Section 162(m). Anything in the Plan or elsewhere to the contrary notwithstanding, to the extent any provision of the Plan or action by the Committee fails to so comply or avoid the loss of such deduction, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee concerned with matters relating to employees subject to Code Section 162(m).
15. NOTICES.
All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Secretary of the Company or mailed to its principal office, Post Office Box 57, Pittsburgh, Pennsylvania 15230, addressed to the attention of the Secretary; and if to the Optionee, shall be delivered personally or mailed to the Optionee at the address appearing in the payroll records of the Company or a Subsidiary. Such addresses may be changed at any time by written notice to the other party.
16. CODE SECTION 409A
It is intended that the Options granted pursuant to this Plan shall not constitute “deferrals of compensation” within the meaning of Code Section 409A and, as a result, shall not be subject to the requirements of Section 409A. The Plan is to be interpreted in a manner consistent with this intention.
Notwithstanding any other provision in this Plan, a new Option may not be issued if such Option would be subject to Code Section 409A, and an existing Option may not be modified in a manner that would cause such Option to become subject to Code Section 409A.